4th Quarter 2017 Earnings Call February 22, 2018 Exhibit 99.2

This presentation and the oral statements made in connection herewith contain statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future operations, events, financial position, earnings, growth, costs, prospects, capital investments or performance or underlying assumptions (including future regulatory filings and recovery, liquidity, capital resources, balance sheet, cash flow, capital investments and management, financing costs, and rate base or customer growth) and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “target,” “will,” or other similar words. The absence of these words, however, does not mean that the statements are not forward-looking. Examples of forward-looking statements in this presentation include statements about our intentions with respect to our ownership interest in Enable Midstream Partners, LP (“Enable”), our anticipated Brazos Valley Connection completion date, growth and guidance (including earnings, dividend and core operating income growth), future financing plans and expectation for liquidity and capital resources and expenditures, average rate base and growth, implications resulting from enacted tax legislation (including the impact on deferred taxes, customer rates, cash flows and regulatory treatment) and effective tax rates, our anticipated regulatory filings and Energy Services’ operating income target for 2018, among other statements. We have based our forward-looking statements on our management’s beliefs and assumptions based on information currently available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions, and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements. Some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include but are not limited to the timing and impact of future regulatory, legislative and IRS decisions, financial market conditions, future market conditions, economic and employment conditions, customer growth, Enable’s performance and ability to pay distributions, and other factors described in CenterPoint Energy, Inc.’s (the “Company”) Form 10-K for the period ended December 31, 2017 under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Certain Factors Affecting Future Earnings” and in other filings with the Securities and Exchange Commission (“SEC”) by the Company, which can be found at www.centerpointenergy.com on the Investor Relations page or on the SEC’s website at www.sec.gov. Slide 13 is extracted from Enable’s investor presentation as presented during its Q4 and full year 2017 earnings call dated February 20, 2018. This slide is included for informational purposes only. The content has not been verified by us, and we assume no liability for the same. You should consider Enable’s investor materials in the context of its SEC filings and its entire investor presentation, which is available on is website at http://investors.enablemidstream.com/. This presentation contains time sensitive information that is accurate as of the date hereof. Some of the information in this presentation is unaudited and may be subject to change. We undertake no obligation to update the information presented herein except as required by law. Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and the Investor Relations page of our website. In the future, we will continue to use these channels to distribute material information about the Company and to communicate important information about the Company, key personnel, corporate initiatives, regulatory updates and other matters. Information that we post on our website could be deemed material; therefore, we encourage investors, the media, our customers, business partners and others interested in our Company to review the information we post on our website. Use of Non-GAAP Financial Measures In addition to presenting its financial results in accordance with generally accepted accounting principles (“GAAP”), including presentation of net income, diluted earnings per share and net cash provided by operating activities, the Company also provides guidance based on adjusted net income and adjusted diluted earnings per share and provides adjusted funds from operations (“FFO”), which are non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure. The Company’s adjusted net income and adjusted diluted earnings per share calculation excludes from net income and diluted earnings per share, respectively, the impact of ZENS and related securities and mark-to-market gains or losses resulting from the Company’s Energy Services business. A reconciliation of net income and diluted earnings per share to the basis used in providing 2017 guidance is provided in this presentation on slide 17. The Company is unable to present a quantitative reconciliation of forward-looking adjusted net income and adjusted diluted earnings per share because changes in the value of ZENS and related securities and mark-to-market gains or losses resulting from the Company’s Energy Services business are not estimable. The Company’s FFO calculation excludes from net cash provided by operating activities the impact of changes in other assets and liabilities (accounts receivable and unbilled revenues, net; inventory; taxes receivable; accounts payable; fuel cost recovery; non-trading derivatives, net; margin deposits, net; interest and taxes accrued; net regulatory assets and liabilities; other current assets; other current liabilities; other assets; and other liabilities) and other, net, and includes distributions from unconsolidated affiliates in excess of cumulative earnings but excludes amounts associated with transition and system restoration bond companies. Management evaluates the Company’s financial performance in part based on adjusted net income, adjusted diluted earnings per share and FFO. We believe that presenting these non-GAAP financial measures enhances an investor’s understanding of the Company’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods. Management believes the adjustments made in these non-GAAP financial measures exclude or include items, as applicable, to most accurately reflect the Company’s business performance. These excluded or included items, as applicable, are reflected in the reconciliation tables on slides 34, 35, 36 and 37 and the FFO calculations on slides 32 and 33 of this presentation. The Company’s adjusted net income, adjusted diluted earnings per share and FFO non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, net income, diluted earnings per share and net cash provided by operating activities, which respectively are the most directly comparable GAAP financial measures. These non-GAAP financial measures also may be different than non-GAAP financial measures used by other companies. Cautionary Statement

Agenda Scott Prochazka – President and CEO 2017 Performance and Highlights Segment Review Houston Electric Natural Gas Distribution Energy Services Midstream Investments Puerto Rico Mutual Assistance 2018-2020 Earnings Outlook Bill Rogers – Executive Vice President and CFO 2017 GAAP and Guidance Earnings 2017 Earnings Drivers Tax Cuts and Jobs Act Impact 2018 Investment and Financing Appendix Regulatory Review Equity to Capital and Holding Company Debt Review FFO/Debt, Core Operating Income and Net Income Reconciliation Equity Amortization Schedule

2017 Performance (1) Refer to slides 35 – 37 for reconciliation to GAAP measures and slide 2 for information on non-GAAP measures (2) Excluding ZENS, CES mark-to-market adjustments and tax reform (3) Primarily due to the annual true-up of transition charges correcting for over-collections that occurred during 2016 Note: In the following slides, we will refer to public law number 115-97, initially introduced as the Tax Cuts and Jobs Act, as TCJA or simply “tax reform”. 2017 vs 2016 Drivers(2) h Favorable Variance i Unfavorable Variance Rate Relief Midstream Investments Customer Growth Interest Expense Operations and Maintenance Depreciation and Amortization Equity Return(3) Usage Right of Way Revenue 2017 GAAP Diluted EPS 2017 Guidance Basis (Non-GAAP) Diluted EPS, excluding tax reform(1) $1.16 $1.37 Full year 2017 diluted EPS of $4.13, inclusive of $2.56 deferred tax re-measurement benefit, compared with diluted EPS of $1.00 in 2016, which included a $0.17 per share charge associated with ZENS, primarily due to the merger of Time Warner Cable and Charter Communications

# 2017 Highlights

- Added more than 70,000 new utility customers
- Capital expenditures of ~$1.5 billion invested on behalf of our customers
- Rate relief of ~$90 million
- Earned near our allowed ROEs



CenterPoint Energy received Edison Electric Institute's "Emergency Assistance Award"

- Expect to energize the Brazos Valley Connection early in the second quarter of 2018, ahead of the original energization date
- Finished natural gas cast-iron main replacement in Texas and Minnesota
- Demonstrated the value of technology and T&D investments during Hurricane Harvey restoration

investors.centerpointenergy.com 5

Electric Transmission and Distribution Operating Income Drivers 2016 v. 2017 (1) Excludes transition and system restoration bonds; please refer to slide 34 for more detail on core operating income (2) Includes lower equity return of $22 million, primarily related to the annual true-up of transition charges correcting for over-collections that occurred during the preceding 12 months, higher operation and maintenance expenses of $19 million primarily due to higher labor and benefits costs of $10 million and corporate support services expenses of $8 million and lower miscellaneous revenues, including right-of-way, of $10 million (1) (2) (1) $537 $535 Core Operating Income Growth of 4.2% (Excluding equity return)

Electric Transmission and Distribution Capital Investment Outlook 2017A 2018E 2019E 2020E 2021E 2022E Transmission 49% 43% 44% 49% 43% 36% Distribution 46% 49% 52% 48% 52% 57% (1) (1) Includes AFUDC $4.8 Billion 2018 – 2022 Capital Plan $924 $949 $958 $1,004 $959 $900

Natural Gas Distribution Operating Income Drivers 2016 v. 2017 (1) Rate increases of $38 million, primarily from Texas rate filings of $14 million, Arkansas rate case and formula rate plan filings of $9 million, Minnesota interim rates of $7 million and Mississippi RRA of $4 million (2) Includes higher other revenues of $8 million, primarily driven by transportation revenues, labor and benefits were favorable by $5 million, resulting primarily from the recording of a regulatory asset (and a corresponding reduction in expense) to recover $16 million of prior postretirement expenses in future rates established in the Texas Gulf rate order and higher operation and maintenance expenses of $20 million, primarily due to increased bad debt expenses of $7 million, increased contract services of $7 million, increased insurance costs of $3 million and increased corporate support services expenses of $2 million (1) (2) Operating Income Growth of 8.2%

Capital Recovery Method 2017A 2018E 2019E 2020E 2021E 2022E Annual Mechanisms 58% 65% 58% 66% 67% 67% Rate Cases 42% 35% 42% 34% 33% 33% (1) Includes AFUDC $3.2 Billion 2018 – 2022 Capital Plan $523 $635 $612 $637 $664 $687 Natural Gas Distribution Capital Investment Outlook (1)

Capital rate base projected to grow primarily as a result of capital investment outlook (1) The average annual rate base is subject to change due to actual capital investment and deferred taxes, the time frame over which excess deferred taxes are returned to customers, and the actual rate base authorized (2) Projected average rate base is the total average rate base for the year and not just the amount that has been reflected in rates Rate Base Growth: 8.3% CAGR 2017 - 2022 (1) (2) $7,945 $8,638 $9,470 $10,266 $11,096 $11,837 9.2% CAGR 7.8% CAGR Rate Base Growth

Houston Electric Regulatory Update Houston Electric intends to file a base rate application no later than April 30, 2019 Previous rate case was filed in June of 2010 Houston Electric reported for 2016 an earned overall ROE of 9.6%, with an allowed ROE of 10.0% Houston Electric will utilize TCOS and DCRF mechanisms to accelerate the returning of certain tax reform benefits to customers; does not impact expected earnings PUCT – Public Utilities Commission of Texas, DCRF – Distribution Cost Recovery Factor, TCOS – Transmission Cost of Service

Energy Services Highlights and Outlook Energy Services contributed operating income of $46 million in 2017 compared to $41 million in 2016, excluding a mark-to-market gain of $79 million and loss of $21 million, respectively Increased margin associated with throughput was primary driver of operating income increase Targeting Energy Services operating income of $55 - $65 million for 2018

# Midstream Investments 2017 Highlights

**RECORD-SETTING YEAR**[1]

- ✓ Highest natural gas gathered and processed volumes
- ✓ Highest NGLs produced
- ✓ Highest natural gas transported volumes

**SIGNIFICANT COMMERCIAL SUCCESSES**[3]

- ✓ Acquisition of Align Midstream extending Ark-La-Tex footprint and further optimizing midstream services in the basin
- ✓ Announced Project Wildcat, a 400 million cubic feet per day (MMcf/d) rich natural gas takeaway solution from the Anadarko Basin to North Texas
- ✓ Announced the CaSE project, a 205,000 dekatherms per day (Dth/d) firm natural gas transportation solution for growing Anadarko Basin production
- ✓ Contracted firm, fee-based agreements on EGT and EOIT

**STRONG RIG ACTIVITY IN FOOTPRINT**[2]



49
16
19
10
2
2
STACK
SCOOP
Ark-La-Tex
Arkoma
Williston

**CONTINUED VOLUME GROWTH**

Natural Gas Gathered Volumes (TBtu/d)



+35%
3.04
3.05
3.10
3.16
3.19
3.29
3.31
3.52
4.11
Q4-15
Q1-16
Q2-16
Q3-16
Q4-16
Q1-17
Q2-17
Q3-17
Q4-17

**MIDSTREAM INVESTMENTS REPORTED EQUITY EARNINGS OF $265 MILLION OR $0.38 PER DILUTED SHARE[4] IN 2017, COMPARED TO $208 MILLION OR $0.28 PER DILUTED SHARE IN 2016**

(1) Full-year operational performance since Enable's formation in 2013. Source: Per Enable's 4th Quarter and Full Year 2017 presentation dated Feb 20, 2018
(2) Source: Per Enable's 4th quarter and full-year 2017 presentation dated Feb 20, 2018 and per Drillinginfo as of February 5, 2018
(3) Source: Per Enable's 4th quarter and full-year 2017 presentation dated Feb 20, 2018
(4) Excluding tax reform

investors.centerpointenergy.com 13

Puerto Rico Mutual Assistance Joined peer utilities, FEMA, PREPA and EEI to help restore power to Puerto Rico Trucks and supplies shipped on two-week, 1,700 mile journey Approximately 150 CenterPoint line workers and support personnel assisting in Puerto Rico since January 19th Joined more than 1,500 mutual-assistance crew members from other utilities to support the PREPA in the next phase of their restoration process FEMA – Federal Emergency Management Agency, PREPA – Puerto Rico Electric Power Authority, EEI – Edison Electric Institute

# 2018 – 2020 Earnings Outlook



Diluted EPS on a Guidance (Non-GAAP) Basis (1)
$1.90
$1.70
$1.50
$1.30
$1.10
$0.90
$0.70
$1.10
$1.16
$1.37 (2)
$1.50 – 1.60
5-7% Diluted EPS Growth Over 2018
5-7% Diluted EPS Growth Over 2019
2015
2016
2017
2018
2019
2020

- The $1.55 guidance midpoint for 2018 represents 6% growth from $1.37 plus approximately $0.10 from the TCJA
- 2019 and 2020 year-over-year growth rate target of 5 – 7%
- Capital investment anticipated to be a primary driver of growth trajectory

(1) Refer to slides 35 – 37 for reconciliation to GAAP measures and slide 2 for information on non-GAAP measures
(2) Excluding tax reform benefit

Note: The guidance range considers utility operations performance to date and certain significant variables that may impact earnings, such as weather, throughput, commodity prices, effective tax rates, financing activities, and regulatory and judicial proceedings to include regulatory action as a result of recent tax reform legislation. The guidance range also assumes ownership of 54.1% of the common units representing limited partner interests in Enable and includes the amortization of CenterPoint Energy's basis differential in Enable and effective tax rates. In providing this guidance, CenterPoint Energy uses a non-GAAP measure of adjusted diluted earnings per share that does not consider other potential impacts, such as changes in accounting standards or unusual items, earnings or losses from the change in the value of the ZENS securities and the related stocks, or the timing effects of mark-to-market accounting in its Energy Services business. CenterPoint does not include other potential Enable impacts on guidance, such as any changes in accounting standards or unusual items.

investors.centerpointenergy.com 15

Scott Prochazka – President and CEO 2017 Performance and Highlights Segment Review Houston Electric Natural Gas Distribution Energy Services Midstream Investments Puerto Rico Mutual Assistance 2018-2020 Earnings Outlook Bill Rogers – Executive Vice President and CFO 2017 GAAP and Guidance Earnings 2017 Earnings Drivers Tax Cuts and Jobs Act Impact 2018 Investment and Financing Appendix Regulatory Review Equity to Capital and Holding Company Debt Review FFO/Debt, Core Operating Income and Net Income Reconciliation Equity Amortization Schedule Agenda

Reconciliation: Diluted EPS to Adjusted Diluted EPS Used in Providing Annual Earnings Guidance(1) 2017 2016 2017 2016 Diluted EPS as reported $2.99 $0.23 $4.13 $1.00 Timing effects impacting CES (related to mark-to-market accounting) ($0.09) $0.01 ($0.12) $0.03 ZENS-related mark-to-market adjustments ($0.01) $0.02 ($0.08) $0.13 Consolidated diluted EPS on a guidance basis $2.89 $0.26 $3.93 $1.16 Benefit from tax reform ($2.56) - ($2.56) - Consolidated diluted EPS on a guidance basis, excluding tax reform $0.33 $0.26 $1.37 $1.16 4th Quarter Full Year (1) Refer to slides 35 – 37 for reconciliation to GAAP measures and slide 2 for information on non-GAAP measures

Utility Operations Adjusted Diluted EPS Drivers 2016 v. 2017 (Guidance Basis, Excluding Tax Reform) (1) Excludes equity return; please refer to slide 34 for more detail on core operating income (2) Includes interest expense reductions of $25 million, primarily due to refinancing and balance sheet management; excludes transition and system restoration bonds (3) The Equity Amortization schedule on page 38 details the decrease between the 2016 and 2017 equity returns (4) 4th quarter 2016 charge of $22 million for early redemption of bonds otherwise due in 2018, 4th quarter 2017 charge of $5 million for early redemption of bonds otherwise due in 2018, $14 million in additional income from a full year of dividends on the Enable preferred securities, taxes, AFUDC, other income, and Other Operations segment Note: Refer to slides 35 – 37 for reconciliation to GAAP measures and slide 2 for information on non-GAAP measures (1) (3) (2) (4)

Consolidated Adjusted Diluted EPS Drivers 2016 v. 2017 (Guidance Basis, Excluding Tax Reform) (1) See previous slide (2) Midstream Investments components adjusted for the effective tax rate, excluding tax reform Note: Refer to slides 35 – 37 for reconciliation to GAAP measures and slide 2 for information on non-GAAP measures (1) Midstream Investments Impact (2) Utility Operations Midstream Investments $1.16 $1.37

Tax Cuts and Jobs Act Impact Lower Effective Tax Rate The reduction in rates is expected to provide approximately a $0.10 increase in 2018 diluted EPS, primarily associated with our unregulated businesses CenterPoint’s consolidated effective tax rate, including state taxes, was approximately 36% in 2017(1) Forecasting 2018 effective tax rate, inclusive of state taxes, to be approximately 21%(2) Cash Flow Impact Changes to tax depreciation expense for utility assets will increase cash taxes, reducing expected near-term cash flows The timing of the return of the excess deferred tax regulatory liability may reduce expected near-term cash flows depending on the amortization schedules established in each jurisdiction Lower cash tax rate on unregulated income Anticipate Enable will decide to fully expense capital investments resulting in greater tax shield for CenterPoint (1) Excluding tax reform benefit (2) Includes the estimated amortization of excess deferred income taxes

Tax Cuts and Jobs Act Impact (1) See slide 28 (2) See slides 29 (3) See slide 30 (4) See slide 31 (5) See slides 32-33 Reduced Customer Rates Regulatory liability of approximately $1.3 billion is expected to be returned to customers over time Reduced federal tax rate from 35% to 21% is expected to be reflected in customer rates Balance Sheet and Credit Metric Impacts Consolidated percentage of equity increased while holding company debt declined Adjusted FFO/Total debt of 24% for 2017(5), anticipated to decline approximately 300 basis points in 2018 CenterPoint anticipated to remain within our target credit metrics Dec 31, 2017 Dec 31, 2016 CNP Equity to Capital Ratio(1) 40.2% 35.4% CEHE Equity to Capital Ratio(2) 44.6% 45.0% CERC Equity to Capital Ratio(3) 50.3% 54.8% Holding Company Debt to Consolidated Debt(4) 14% 21%

2018 Investment and Financing 2018 Investment and Financing Planned capital investment of approximately $1.7 billion Equity issuance not anticipated Current ratings and outlook Enable Midstream Units Intend to reduce our exposure to commodity prices through unit sales over a multi year period Timing and size of potential sales based on market conditions Any net proceeds would support our balance sheet and the recently announced increased investment in our utilities Moody’s S&P Fitch Company/Instrument Rating Outlook (1) Rating Outlook (2) Rating Outlook (3) CenterPoint Energy Senior Unsecured Debt Baa1 Stable BBB+ Stable BBB Positive Houston Electric Senior Secured Debt A1 Stable A Stable A+ Stable CERC Corp. Senior Unsecured Debt Baa2 Stable A- Stable BBB Positive (1) A Moody’s rating outlook is an opinion regarding the likely direction of an issuer’s rating over the medium term. (2) An S&P rating outlook assesses the potential direction of a long-term credit rating over the intermediate to longer term. (3) A Fitch rating outlook indicates the direction a rating is likely to move over a one- to two-year period.

Agenda Scott Prochazka – President and CEO 2017 Performance and Highlights Segment Review Houston Electric Natural Gas Distribution Energy Services Midstream Investments Puerto Rico Mutual Assistance 2018-2020 Earnings Outlook Bill Rogers – Executive Vice President and CFO 2017 GAAP and Guidance Earnings 2017 Earnings Drivers Tax Cuts and Jobs Act Impact 2018 Investment and Financing Appendix Regulatory Review Equity to Capital and Holding Company Debt Review FFO/Debt, Core Operating Income and Net Income Reconciliation Equity Amortization Schedule

# Electric Transmission and Distribution
## Q4 2017 Regulatory Update

CenterPoint Energy

| Mechanism Docket # | Annual Increase (1) ($ in millions) | Filing Date | Effective Date | Approval Date | Additional Information |
|---|---|---|---|---|---|
| AMS 47364 | N/A | Jun-17 | Sep-17 | Dec-17 | Final reconciliation of AMS surcharge for a $29.2 million refund of AMS revenue in excess of expenses, for which a reserve has been recorded. Refunds began in September 2017 and will continue through August 2018. |
| EECRF (2) 47232 | 11.0 | Jun-17 | Mar-18 | Nov-17 | Annual reconciliation filing for program year 2016 and includes performance bonus of $11 million. |
| DCRF 47032 | 41.8 | Apr-17 | Sep-17 | Jul-17 | Based on an increase in eligible distribution-invested capital for 2016 of $479 million. Unanimous Stipulation and Settlement Agreement was filed in June 2017 for $86.8 million (a $41.8 million annual increase). The settlement agreement also included the AMS refund referenced above. |
| TCOS 46703 | 7.8 | Dec-16 | Feb-17 | Feb-17 | Based on an incremental increase in total rate base of $109.6 million. |
| TCOS 47610 | 39.3 | Sep-17 | Nov-17 | Nov-17 | Based on an incremental increase in total rate base of $263.4 million. |
| TCOS | N/A | Feb-18 | TBD | TBD | Revise TCOS application approved in November 2017 by a reduction of $41.6 million to recognize change in tax rates, amortize certain EDIT balances and adjust rate base by EDIT attributable to new plant since the last rate case, all of which are related to the TCJA |

AMS – Advanced Metering System; EECRF – Energy Efficiency Cost Recovery Factor; DCRF – Distribution Cost Recovery Factor; TCOS – Transmission Cost of Service; EDIT – Excess Deferred Income Tax; TCJA – Tax Cuts and Jobs Act; TBD – to be determined

(1) Represents proposed increases when effective date and/or approval date is not yet determined. Approved rates could differ materially from proposed rates

(2) Amounts are recorded when approved

investors.centerpointenergy.com 24

# Natural Gas Distribution
## Q4 2017 Regulatory Update

CenterPoint Energy

| Jurisdiction | Mechanism Docket # | Annual Increase [1] ($ in millions) | Filing Date | Effective Date | Approval Date | Additional Information |
|---|---|---|---|---|---|---|
| Beaumont/East Texas/South Texas (RRC) | GRIP 10618, 10619 | 7.6 | Mar-17 | Jul-17 | Jun-17 | Based on net change in invested capital of $46.5 million. |
| South Texas (RRC) | Rate Case 10669 | 0.5 | Nov-17 | TBD | TBD | Reflects a proposed 10.3% ROE on a 55% equity ratio for South Texas jurisdiction. |
| Houston and Texas Coast (RRC) | Rate Case 10567 | 16.5 | Nov-16 | May-17 | May-17 | The Railroad Commission approved a unanimous settlement agreement establishing parameters for future GRIP filings, including a 9.6% ROE on a 55.15% equity ratio. |
| Texarkana, Texas Service Area (Multiple City Jurisdictions) | Rate Case | 1.1 | Jul-17 | Sep-17 | Aug-17 | Approved rates are consistent with Arkansas rates approved in 2016. |
| Arkansas (APSC) | EECR [2] 07-081-TF | 0.5 | May-17 | Jan-18 | Sep-17 | Recovers $11.0 million, including an incentive of $0.5 million based on 2016 program performance. |
| Arkansas (APSC) | FRP 17-010-FR | 7.6 | Apr-17 | Oct-17 | Sep-17 | Based on ROE of 9.5% as approved in the last rate case. Unanimous Settlement Agreement was filed in July 2017 for $7.6 million and was subsequently approved. |
| Arkansas (APSC) | BDA 06-161-U | 3.9 | Mar-17 | Jun-17 | Jun-17 | For the evaluation period between January 2016 and August 2016. Amounts are recorded during the evaluation period. |
| Arkansas (APSC) | BDA 15-098-U | 16.5 | Dec-17 | Feb-18 | Jan-18 | For the evaluation period between October 2016 and September 2017. Amounts are recorded during the evaluation period. |

GRIP – Gas Reliability Infrastructure Program; EECR – Energy Efficiency Cost Recovery; FRP – Formula Rate Plan; BDA – Billing Determinant Rate Adjustment; TBD – to be determined
(1) Represents proposed increases when effective date and/or approval date is not yet determined. Approved rates could differ materially from proposed rates
(2) Amounts are recorded when approved

investors.centerpointenergy.com 25

# Natural Gas Distribution
## Q4 2017 Regulatory Update

CenterPoint Energy

| Jurisdiction | Mechanism Docket # | Annual Increase (1) ($ in millions) | Filing Date | Effective Date | Approval Date | Additional Information |
|---|---|---|---|---|---|---|
| Minnesota (MPUC) | Rate Case G008/GR-17-285 | 56.5 | Aug-17 | TBD | TBD | Reflects a proposed 10.0% ROE on a 52.18% equity ratio. Includes a proposal to extend decoupling beyond current expiration date of June 2018. Interim rates reflecting an annual increase of $47.8 million were effective October 1, 2017. |
| Minnesota (MPUC) | CIP (2) G008/M-17-339 | 13.8 | May-17 | Aug-17 | Aug-17 | Annual reconciliation filing for program year 2016 and includes performance bonus of $13.8 million. |
| Minnesota (MPUC) | Decoupling G008/GR-13-316 | 20.4 | Sep-17 | Sep-17 | Feb-18 | Reflects revenue under recovery for the period July 1, 2016 through June 30, 2017 and $3.0 million related to the under recovery of prior period adjustment factor. $9.2 million and $11.2 million was recognized in 2016 and 2017, respectively. |
| Mississippi (MPSC) | RRA 12-UN-139 | 2.3 | May-17 | Jul-17 | Jul-17 | Authorized ROE of 9.59% and a capital structure of 50% debt and 50% equity. |
| Louisiana (LPSC) | RSP U-34251 U-34249 | 1.0 | Sep-16 | Dec-16 | Apr-17 | Authorized ROE of 9.95% and a capital structure of 48% debt and 52% equity. |
| Louisiana (LPSC) | RSP U-34667 U-34669 | 3.0 | Sep-17 | Dec-17 | Jan-18 | Authorized ROE of 9.95% and a capital structure of 48% debt and 52% equity. |
| Oklahoma (OCC) | EECR (2) PUD201700078 | 0.4 | Mar-17 | Nov-17 | Oct-17 | Recovers $2.6 million, including an incentive of $0.4 million based on 2016 program performance. |
| Oklahoma (OCC) | PBRC PUD201700078 | 2.2 | Mar-17 | Nov-17 | Oct-17 | Based on ROE of 10%. |

CIP – Conservation Improvement Program; RRA – Rate Regulation Adjustment; RSP – Rate Stabilization Plan; EECR – Energy Efficiency Cost Recovery; PBRC – Performance Based Rate Change Plan; TBD – to be determined

(1) Represents proposed increases when effective date and/or approval date is not yet determined. Approved rates could differ materially from proposed rates

(2) Amounts are recorded when approved

investors.centerpointenergy.com 26

Estimated Rate Filing Timelines as of December 31, 2017 Natural Gas Distribution (1) Houston Electric (1) (1) Rate filings and timelines are subject to change and may be impacted by factors such as regulatory, legislative and economic factors Houston Electric regulatory calendar will be refreshed upon the conclusion of the planned 2019 rate case filing

Consolidated Equity and Capitalization Ratios

Houston Electric Equity and Capitalization Ratios

CERC Equity and Capitalization Ratios

Holding Company Debt

CenterPoint Energy Consolidated Adjusted Funds From Operations (FFO) This slide includes adjusted funds from operations (“FFO”) which is net cash provided by operating activities: Excluding (I) changes in other assets and liabilities, (II) other, net and (III) amounts related to transition and system restoration bonds, as applicable; and Including distributions from unconsolidated affiliates in excess of cumulative earnings included in cash flow from investing activities, as applicable Note: Refer to slide 2 for information on non-GAAP measures Year Ended December 31, 2017 Year Ended December 31, 2016 Year Ended December 31, 2015 ($ in millions) Net cash provided by operating activities $ 1,421 $ 1,931 $ 1,870 Less: Changes in other assets and liabilities Accounts receivable and unbilled revenues, net 216 117 (345) Inventory 7 (34) (28) Taxes receivable (30) (142) (18) Accounts payable (136) (133) 224 Fuel cost recovery 85 72 (43) Non-trading derivatives, net 84 (30) 7 Margin deposits, net 55 (101) 4 Interest and taxes accrued (5) (5) 10 Net regulatory assets and liabilities 107 60 (63) Other current assets (1) 17 (10) Other current liabilities (34) (22) 50 Other assets 4 16 5 Other liabilities (36) (30) (8) Less: Other, net (24) (48) (27) Funds from Operations $ 1,713 $ 1,668 $ 1,628 Amounts included in Cash Flows from Investing Activities: Distributions from unconsolidated affiliates in excess of cumulative earnings 297 297 148 Less: Amounts associated with Transition and System Restoration Bond Companies (330) (456) (368) Adjusted Funds From Operations (FFO) $ 1,680 $ 1,509 $ 1,408

# CenterPoint Energy Consolidated Ratio of Adjusted FFO/Total Debt Excluding Transition and System Restoration Bonds

| ($ in millions) | December 31, 2017 | | December 31, 2016 | | December 31, 2015 | |
|---|---|---|---|---|---|---|
| Short-term Debt: | | | | | | |
| Short-term borrowings | $ | 39 | $ | 35 | $ | 40 |
| Current portion of transition and system restoration bonds* | | 434 | | 411 | | 391 |
| Indexed debt (ZENS)** | | 122 | | 114 | | 145 |
| Current portion of other long-term debt | | 50 | | 500 | | 328 |
| Long-term Debt: | | | | | | |
| Transition and system restoration bonds, net* | | 1,434 | | 1,867 | | 2,276 |
| Other, net | | 6,761 | | 5,665 | | 5,590 |
| Total Debt, net | $ | 8,840 | $ | 8,592 | $ | 8,770 |
| Less: Transition and system restoration bonds (including current portion)* | | (1,868) | | (2,278) | | (2,667) |
| **Total Debt, excluding transition and system restoration bonds** | **$** | **6,972** | **$** | **6,314** | **$** | **6,103** |
| | | | | | | |
| **Adjusted FFO/Total Debt, excluding transition and system restoration bonds** | | **24.1%** | | **23.9%** | | **23.1%** |

* The transition and system restoration bonds are serviced with dedicated revenue streams, and the bonds are non-recourse to CenterPoint Energy and CenterPoint Energy Houston Electric.

** The debt component reflected on the financial statements was $122 million, $114 million, and $145 million as of December 31, 2017, December 31, 2016, and December 31, 2015, respectively. The principal amount on which 2% interest is paid was $828 million on each of December 31, 2017, December 31, 2016 and December 31, 2015. The contingent principal amount was $505 million, $514 million and $705 million as of December 31, 2017, December 31, 2016, and December 31, 2015, respectively. At maturity or upon redemption, holders of ZENS will receive cash at the higher of the contingent principal amount or the value of the reference shares of Time Warner Inc., Time Inc. and Charter Communications, Inc.

This slide includes adjusted funds from operations ("FFO") which is net cash provided by operating activities:

- Excluding (I) changes in other assets and liabilities, (II) other, net and (III) amounts related to transition and system restoration bonds, as applicable; and
- Including distributions from unconsolidated affiliates in excess of cumulative earnings included in cash flow from investing activities, as applicable

Note: Refer to slide 2 for information on non-GAAP measures and slide 32 for CenterPoint Energy's adjusted FFO calculation

33

Reconciliation: Operating Income to Core Operating Income on a Guidance (Non-GAAP) Basis

Reconciliation: Net Income and Diluted EPS to Adjusted Net Income and Adjusted Diluted EPS Used in Providing Annual Earnings Guidance

Reconciliation: Net Income and Diluted EPS to Adjusted Net Income and Adjusted Diluted EPS Used in Providing Annual Earnings Guidance

Reconciliation: Net Income and Diluted EPS to Adjusted Net Income and Adjusted Diluted EPS Used in Providing Annual Earnings Guidance

# Estimated Amortization for Pre-Tax Equity Earnings

## Associated with the Recovery of Certain Qualified Cost and Storm Restoration Costs

CenterPoint Energy

*As of December 31, 2017*

| | | TBC II | TBC III | TBC IV | SRBC | Total |
|---|---|---|---|---|---|---|
| Actual | 2005 | $ 213,804 | $ - | $ - | $ - | **213,804** |
| | 2006 | 6,644,004 | - | - | - | **6,644,004** |
| | 2007 | 7,140,194 | - | - | - | **7,140,194** |
| | 2008 | 6,673,765 | 4,743,048 | - | - | **11,416,813** |
| | 2009 | 7,279,677 | 6,074,697 | - | 95,841 | **13,450,215** |
| | 2010 | 9,071,326 | 5,745,580 | - | 2,657,384 | **17,474,291** |
| | 2011 | 9,902,590 | 6,994,650 | - | 2,840,737 | **19,737,978** |
| | 2012 | 9,717,059 | 6,837,290 | 27,873,514 | 2,473,992 | **46,901,855** |
| | 2013 | 10,383,183 | 7,251,470 | 24,082,419 | 2,235,567 | **43,952,640** |
| | 2014 | 11,442,612 | 8,699,455 | 42,944,063 | 3,680,587 | **66,766,717** |
| | 2015 | 13,547,311 | 12,683,240 | 18,689,309 | 2,358,968 | **47,278,828** |
| | 2016 | 12,508,807 | 5,121,694 | 42,041,721 | 4,901,568 | **64,573,791** |
| | 2017 | 14,637,270 | 11,467,234 | 14,687,161 | 779,120 | **41,570,784** |
| Estimated | 2018 | 12,926,838 | 9,799,731 | 48,333,153 | 1,888,356 | **72,948,078** |
| | 2019 | 5,561,608 | 8,209,181 | 29,211,267 | 3,525,067 | **46,507,123** |
| | 2020 | - | 708,695 | 30,278,585 | 3,720,350 | **34,707,629** |
| | 2021 | - | - | 31,527,451 | 3,918,881 | **35,446,333** |
| | 2022 | - | - | 32,893,650 | 2,378,133 | **35,271,783** |
| | 2023 | - | - | 34,319,242 | - | **34,319,242** |
| | 2024 | - | - | 27,903,576 | - | **27,903,576** |
| | | 137,650,048 | 94,335,964 | 404,785,110 | 37,454,553 | **674,225,675** |

The table provides

1) the pre-tax equity return recognized by CenterPoint Energy, Inc. (CenterPoint Energy) during each of the years 2005 through 2017 related to CenterPoint Energy Houston Electric, LLC's (CEHE) recovery of certain qualified costs or storm restoration costs, as applicable, pursuant to the past issuance of transition bonds by CenterPoint Energy Transition Bond Company II, LLC (Transition BondCo II) and CenterPoint Energy Transition Bond Company III, LLC (Transition BondCo III) or CenterPoint Energy Transition Bond Company IV, LLC (Transition BondCo IV) or system restoration bonds by CenterPoint Energy Restoration Bond Company, LLC (System Restoration BondCo), as applicable and

2) the estimated pre-tax equity return currently expected to be recognized in each of the years 2018 through 2024 related to CEHE's recovery of certain qualified costs or storm restoration costs, as applicable, pursuant to the past issuance of transition bonds by Transition BondCo II, Transition BondCo III or Transition BondCo IV or system restoration bonds by System Restoration BondCo, as applicable.

The amounts reflected for 2018 through 2024 are based on CenterPoint Energy's estimates as of December 31, 2017. However, the equity returns to be recognized in future periods with respect to each series of transition or system restoration bonds, as applicable, will be periodically subject to adjustment based on tariff adjustments for any overcollections or undercollections of transition charges or system restoration charges, as applicable. The equity return amounts reflected in the table are reported in the financial statements of CenterPoint Energy and CenterPoint Energy Houston Electric as revenues from electric transmission and distribution utility.

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